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                                                                   EXHIBIT 23(a)
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8: (1) of our report, which includes an explanatory paragraph with respect to matters raising substantial doubt as to the entity's ability to continue as a going concern, as described in Note 18 of the notes to the Consolidated Financial Statements, dated September 5, 1996 on our audits of the consolidated balance sheet as of June 30, 1996 and the consolidated statements of operations and cash flows for each of the two years in the period ended June 30, 1996 and for the period from inception (December 1992) to June 30, 1996 and the consolidated statement of stockholders' deficit for the period from inception (December 1992) to June 30, 1996 of Pacific Biometrics, Inc.; (2) of our report, which includes an explanatory paragraph with respect to matters raising substantial doubt as to the entity's ability to continue as a going concern, as described in Note 11 of the notes to the Financial Statements, dated September 5, 1996 on our audits of the balance sheet as of June 30, 1996 and the statements of operations and cash flows for each of the two years in the period ended June 30, 1996 and for the period from inception (October 1985) to June 30, 1996 and the statement of stockholders' deficit for the period from inception (October 1985) to June 30, 1996 of BioQuant, Inc.; and (3) of our report, dated September 5, 1996 on our audit of the statement of operations for the seven month period from July 1, 1994 to January 31, 1995 of Pacific Biometrics, Inc., appearing in the registration statement on Form SB-2 (SEC File No. 333-11551) of Pacific Biometrics, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
March 14, 1997